Exhibit 99.1
October 3, 2007
Gordon Hall
Chairman of the Board
Exterran Holdings, Inc.
4444 Brittmoore
Houston, Texas 77041
Dear Gordon:
I am writing to notify you that I hereby resign from the Exterran Holdings, Inc. (the “Company”) Board of Directors as of October 3, 2007. Please be advised that I have no disagreements with the Company on any matter relating to the Company’s operations, policies or practices.
I have enjoyed the period of time that I have served on the Company’s Board, and I wish the Company the best in the future.

Sincerely,
/s/ Peter H. Kamin
Peter H. Kamin

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